Exhibit 10.B.16
			FOUNTAIN MANUFACTURING AGREEMENT
				   between
 			    APPLE COMPUTER, INC.
				    and
			     SCI SYSTEMS, INC.


This Fountain Manufacturing Agreement (the "Agreement") by and between Apple Computer Inc., a California corporation, with its principal place of business at 1 Infinite Loop, Cupertino, California 95014 ("Apple"), and SCI Systems Colorado, Inc., a Colorado corporation having its principal place of business at 702 Bandley Drive, Fountain, Colorado 80817 is entered into on May 31, 1996 and effective as of the Closing Date, defined below.

				PURPOSE

Apple and SCI entered into a Stock Purchase Agreement on April 4, 1996 (the "Stock Purchase Agreement") pursuant to which SCI will purchase Apple's manufacturing facility located at 702 Bandley Drive, Fountain, Colorado ("Fountain") and certain related assets.

The parties desire that Apple engage SCI to assemble, test and package certain Products, Service Units and Spare Parts, as defined below, on a turnkey basis at Fountain on the terms and conditions of this Agreement.

This Agreement defines the general terms and conditions governing all transactions between them for Products, Service Units and Spare Parts manufactured at Fountain. Individual "Product Plans" attached as Addenda to this Agreement, and incorporated herein by reference, define the specific terms and conditions for each Product, Service Unit and/or Spare Part. The initial Product Plans are attached to Exhibit A and numbered A-1 through A-11. Additional Products and Product Plans may be added to this Agreement by addenda to Exhibit A signed by both parties. Such addenda will be numbered sequentially, A-12, A-13 and so on.

In consideration of the above and the mutual promises contained herein, Apple and SCI agree as follows:

   			      AGREEMENT

1.	DEFINITIONS
Whenever capitalized in this Agreement:

	"Additional Apple Inventory" has the meaning set forth in Section 7.1.

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	"Americas" means all countries in North, South, and Central America and
 	the Caribbean.

	"Apple Authorized Vendor" means: (i) Apple; (ii) third parties selected, approved and qualified by Apple in writing; and (iii) with Apple's prior written approval, third parties selected by SCI.

	"Applicable Labor Hours" has the meaning set forth in Exhibit B,
	Schedule 1.

	"Apple Proprietary Components" means materials and components that are proprietary to Apple or contain Apple proprietary technology, including all copyrights, patent rights, trademarks, trade secrets and other intellectual property rights embodied therein.

	"Base Factory Load" or "BFL" has the meaning set forth in Exhibit B, Schedules 1 and 2.

	"Base Load Commitment" or "BLC" has the meanings set forth in Exhibit B, Schedules 1 and 2.

	"Closing" and "Closing Date" have the meanings set forth in Section
	2.1, below.

	"Confidential Information" means: (a) for Apple, all Apple custom and proprietary components supplied to SCI by Apple or an Apple Authorized Vendor, the Specifications, the Quality Requirements, the Products, any test software, equipment or fixtures developed by or for Apple, and any trade secrets related to any of the foregoing; (b) for SCI, the Service Documentation, any test software, equipment or fixtures developed by or for SCI, and any trade secrets related to any of the foregoing; (c) any information, including but not limited to any information relating to Apple's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, that is designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and (d) the terms, conditions and existence of this Agreement; provided, however that "Confidential Information" will not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for publication by the disclosing party in writing.

	"DPM" means Defective Units Per Million.

	"Delivery" or "Deliver" means delivery of or to deliver the quantity of Product ordered by Apple in a particular Purchase Order to the Delivery Point.

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	"Delivery Point" means FOB for PCBA Products shipped to Apple's
	Sacramento facility FOB destination and for all other Products SCI's dock, unless otherwise agreed in the Product Plan for a particular Product, Service Unit and/or Spare Part. If FOB destination, Apple will pay for freight and insurance in transit to such destination.

	"Direct Labor Cost" means Standard Labor Hours for a Product multiplied by the Labor Rate for such Product.

	"Epidemic Failure" means Product failures at or above mutually agreed upon rates set forth in the Product Plan for such Product resulting from defects in material, workmanship, manufacturing process and/or design deficiencies attributable to SCI (or its subcontractors), including but not limited to use of components with inherent or latent defects, or consistent misadjustments during manufacture. There are two types of Epidemic Failures: (a) product failure(s) attributable to a single root cause; or (b) a product failure attributable to multiple root causes.

	"Fountain" means the manufacturing facility located 702 Bandley Drive, Fountain, Colorado 80817.

	"Initial Inventory" means the parts inventory purchased by SCI pursuant to the Stock Purchase Agreement.

	"IP License" means the Intellectual Property License Agreement between the parties granting SCI a non-exclusive license to use certain manufacturing technology and information systems at Fountain.

	"Labor Rate" for a Product means the rate SCI may charge Apple for each Standard Labor Hour required to manufacture such Product determined as set forth in Exhibit B, Schedule 1.

	"Lead Time" means the amount of time in advance of Delivery Apple must issue a Purchase Order, as specified in the Product Plan for a particular Product, Service Unit or Spare Part.

	"Long Lead-Time Components" means components and/or materials that SCI must order from a supplier at least ninety (90) days before the requested delivery date.

	"Other Cost Adders" for a Product means the percentage markup, determined as set forth in Exhibit B, Schedule 2, that SCI may add to the Procured Material Cost for such Product to cover SCI's overhead costs including, without limitation, freight, scrap, duty, attrition, rework and cost of money.

	"Percentage Volume Commitment" has the meaning set forth in Section
	3.1.

	"Preferred Carrier(s)" means the carrier(s) specified by Apple from time to time.

	"Pre-Production Deliverables" means the pre-production deliverables specified in the Product Plans.

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	"Price Schedule" means the schedule used to determine the unit price of
	a Product as set forth in the Product Plan for such Product.

	"Procured Materials" means the materials purchased by SCI to manufacture the Products for Apple under this Agreement, including the Initial Inventory.

	"Procured Materials Cost" means the amount SCI may charge Apple for Procured Materials in a Product determined in accordance with Section
	10.4 (Procured Material Cost).

	"Product" means a printed circuit board assembly (PCBA) or final assembled and tested product (FATP) to be assembled and tested by SCI under this Agreement.

	"Product Plan" means the Specifications, Quality Requirements, Price Schedule, Epidemic Failure Rate and other unique terms related to a particular Product as set forth in an attachment or addendum to Exhibit A.

	"Product Warranty" means the warranty on workmanship and materials that Apple may purchase for any or all Products pursuant to Section 15.3.

	"Profit" for each Product means the percentage of Direct Labor Cost and Procured Material Cost, determined in accordance with Exhibit B,
	Schedule 2, that SCI may charge Apple as profit.

	"Purchase Orders" means written or electronically transmitted purchase orders for the Products issued by Apple to SCI.

	"Quality Requirements" means: (i) the quality requirements for each Product as specified in the Product Plan for such Product; and (ii) the Supplier Quality Business Requirements reference set forth in Exhibit E.

	"Service Documentation" means and may include some or all of the following as specified in the Product Plan, in English and in reproducible format, for the Products and associated Service Units and Spare Parts, including assemblies and cable harnesses as applicable:
	(a)	Product Specification;
	(b)	Schematic, block, and component layout diagrams, and drawings
		with reference designators where appropriate;
	(c)	Complete bill of materials, with reference designators to the
		schematics and vendor part numbers, of all levels within the Product, including two samples of each part submitted;
	(d)	Test and inspection procedures and assembly and disassembly
		instructions, trouble-shooting procedures, alignment and calibration procedures and safety procedures; and
	(e)	Specifications (data sheets) for commercially available
		components with sources of supply, cross-referenced to the schematics and vendor part number.

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	"Service Software" means software necessary for the testing and
	inspection of the Product and/or Service Units.

	"Service Units" means serviceable modules and/or field replaceable service units of each respective Product, as separately identified in
	the Product Plan for such Product.   Service Units are a subset of the
	Spare Parts for a particular Product.

	"Spare Parts" means spare parts associated with each respective Product, as separately identified in the Product Plan for such Product.

	"Specifications" means the specifications for a Product and associated Pre-Production Deliverables as set forth in the Product Plan for such Product. Specifications may be amended from time to time by documented engineering change orders in accordance with Section 8, below.

	"Standard Apple Hours" has the meaning set forth in Exhibit B, Schedule
 	1.

	"Standard Cost" of a component means the actual price paid by such party for such component as adjusted by such party from time to time to reflect changing prices.

	"Standard Labor Hours" for a Product means the number of standard SCI labor hours required to assemble and test such Product, determined
	using the methodology set forth in Exhibit B.   Standard Labor Hours
	for a third party means the number of standard SCI labor hours expended for such third party.

	"Standard Third Party Hours" has the meaning set forth in Exhibit B,
	Schedule 1.

	"Stock Purchase Agreement' means the agreement between the parties entitled "Stock Purchase Agreement" dated April 4, 1996.

	"Term" means the term of this Agreement, including the Initial Term and any Renewal Terms, as defined in Section 2 of this Agreement.

	"Tooling" means the manufacturing tooling and inspection equipment used in manufacture and assembly of a particular Product, Service Units and/or Spare Parts as specified in the relevant Addendum.

	"Unique Components" means components purchased by SCI on behalf of Apple that are non-cancelable, non-returnable and unusable in manufacturing products for SCI's other customers.

2.	TERM OF AGREEMENT

2.1	Closing Date.  The rights and obligations of the parties under this
	Agreement are conditioned upon and subject to close of the Stock Purchase Agreement and related agreements between Apple and SCI (the "Closing"). The Closing will occur on May 31, 1996 or such other date as the parties agree (the "Closing Date").

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2.2	Initial Term.  This Agreement will commence on the Closing Date and
	remain in effect until July 1, 1999 (the "Initial Term"), unless earlier terminated pursuant to Section 18 (Termination) or renewed pursuant to Section 2.3 (Renewal Terms), below.

2.3	Renewal Terms.  This Agreement will renew automatically for successive
	one (1) year renewal terms (the "Renewal Terms") unless one party provides the other written notice of its intent not to renew the Agreement at least ninety (90) days before the end of the Initial Term or any Renewal Term thereafter. The provisions of Section 3 (Percentage Volume Commitments) will not apply in any Renewal Term.

3.	PERCENTAGE VOLUME COMMITMENTS

3.1	Percentage of Apple's Volumes Committed to SCI.  Apple commits to
	purchase from SCI, and SCI agrees to manufacture and deliver to Apple, in each year of the Initial Term, the following percentages of Apple's total annual volumes of Apple-labeled personal computer systems and of main logic boards for such systems, excluding OEM and ODM boards or systems, that are manufactured for sale in the Americas during such year ("Percentage Volume Commitment"):

			Year 1		   Year 2		Year 3
		   (7/1/96-6/30/97)   (7/1/97-6/30/98)	   (7/1/98-6/30/99)


	Main Logic
	Boards 		  60%		     50%		  40%

	Computer
	Systems		   40%		     40%		  30%


3.2	Conditions.  Apple's Percentage Volume Commitment is conditioned upon
	and subject to:

	(i)	SCI offering and delivering Products with comparable quality,
		and with competitive pricing, Lead Time and flexibility terms, when compared with other suppliers located in the United States who provide a comparable range of contract manufacturing and engineering services similar to those SCI provides in connection with Products;

	(ii)	SCI allocating adequate capacity at Fountain or with Apple's
		prior written approval, at other SCI Systems, Inc. facilities to deliver such volumes to Apple; and

	(iii)	SCI's performance of its obligations under this Agreement.

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	To the extent SCI fails to do so, Apple may, without prejudice to any
	other rights or remedies available to it, apply volumes manufactured elsewhere, by Apple or any third party, to its satisfaction of the Percentage Volume Commitment.

3.3	Volumes Manufactured at Another SCI Facility.  Apple will have the
	option to move volumes above SCI's Base Factory Load (as defined in Exhibit B, Schedules 1 and 2) to any other SCI facility to achieve more competitive pricing, better service, better quality or for any other reason. All such volumes will be credited against Apple's Percentage Volume Commitment.

3.4	Failure to Meet Percentage Volume Commitment.  If Apple does not meet
	its Percentage Volume Commitment in Year 1, Year 2 or Year 3 of the Initial Term for any reason other than SCI's breach of this Agreement, failure to allocate adequate capacity to Apple, or failure to offer competitive product on competitive terms and conditions, as required above, Apple may remedy its obligations under this Agreement in one of two ways; either by:

	(i) 	adding the shortfall (the number of units Apple was committed
		to purchase less the number it actually purchased from SCI during that year) to Apple's commitment for the following year (except a shortfall in year 3); or

	(ii)	paying SCI the profit that SCI would have enjoyed had Apple
		purchased the shortfall. The profit will be calculated by multiplying:

		-	the shortfall (the number of units Apple was committed
			to purchase less the number it actually purchased from SCI during that year);

		-	the average unit cost (excluding profit) of product in
			the category in which there was a shortfall (i.e.
			boards or systems); and

		-	the percentage profit that would have applied to the
			shortfall per the Pricing Formula set forth in Exhibit
			A.

	Apple's failure to do so within three (3) months after the end of the year in which the shortfall occurred will constitute a breach of the Agreement.

4.	PRODUCT PLANS

4.1	Generally.  Apple and SCI will establish a Product Plan, in the format
	and containing the information set forth in Exhibit A, for each Product to be manufactured under this Agreement. On or before June 21, 1996, Apple will provide and the parties will execute Product Plans for the initial Products that SCI will manufacture and attach such Product Plans as addenda A1-A11 to Exhibit A. The parties may add new Products to

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	this Agreement after the Closing Date by adding Product Plans for such
	Products, executed by both parties and in the format and containing the information set forth in Exhibit A, as addenda to Exhibit A. SCI will have no obligation to perform the pre-production or manufacturing services under a Product Plan until Apple has issued a Purchase Order or Letter of Authorization for such services.

4.2	Pricing for New Products.  SCI will provide Apple a price quote for
	each new Product proposed by Apple. Such price quotes will be consistent with the pricing formula and Standard Labor Hour methodology set forth in Exhibit B and will include the following information:

	(a)	NRE and Tooling costs, if any;
	(b)	Direct Labor Cost; and
	(c)	Actual cost of Procured Material (i.e. the actual price quoted
		by the vendor for each component, including any related rebates or discounts or leveraged volumes) by line item;
	(d)	Other Cost Adders;
	(e)	Packaging costs;
	(f)	Product Warranty cost, if any; and
	(g)	SCI's profit.

	The agreed upon price and projected annual volumes for each new Product will be set forth in the Product Plan.

4.3	Other Documents in Product Plan.  Unless otherwise agreed, Apple will
	be solely responsible for the identification of Products, Service Units and Spare Parts, Apple part numbers, Specifications, Quality Requirements, and Unique Components included in each new Product Plan. The parties will be jointly responsible for the identification of Pre-Production Services, the Pre-Production Delivery and Payment Schedule, Lead Time, Service Related Terms, Manufacturing Technology, Equipment, Labor, Materials and Facilities, Test Equipment and Fixtures, Tooling and other Product Specific Terms and Conditions.

5.	PRE-PRODUCTION SERVICES

5.1	Scope of Work.  SCI's pre-production services will be specified in the
	Product Plan for each Product, and may include, without limitation, development of assembly and test processes; development of test programs and/or fixtures; and production of prototype and/or validation units. SCI will perform such services and deliver any Pre-Production Deliverables to Apple in accordance with the Pre-Production Delivery and Payment Schedule and Purchase Order(s). Unless otherwise agreed in the Product Plan or in the IP License, SCI will provide all test and manufacturing technology, equipment, labor, materials and facilities necessary to perform the scope of work under this Agreement.

5.2	Test Engineering.  Unless otherwise agreed in the Product Plan or in
	the IP License, SCI will provide and maintain all test systems, testers, tools and fixtures required to perform the scope of work under this Agreement. Apple will provide SCI test vectors and other

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	information Apple deems necessary to develop test programs and fixtures
	for the Products, Service Units and/or Spare Parts. SCI will name a test engineer, or more than one if Apple deems necessary and as mutually agreed, who will interface with Apple's test engineering group as needed to timely develop and/or support, as specified in the relevant Product Plan, Test Programs and Test Fixtures for use in manufacturing such Product for Apple. Upon Apple's request, SCI will locate such test engineer(s) at Apple's engineering facilities. Test engineers on Apple's premises will be subject to the provisions of
	Section 22.3 (Personnel), below.

5.3	Progress Reports.  At Apple's request, SCI will provide Apple with
	regular written progress reports, such reports to include the following:

	(a)	status of progress toward next scheduled milestone;

	(b)	short description of problems, if any, in meeting such
		milestone;

	(c)	recovery method proposed in order to meet the next milestone,
		if needed;

	(d)	any changes in the estimated Price of the Product;

	(e)	any other information related to the pre-production services
		reasonably requested by Apple.

5.4	Pre-Production Review.  Apple may conduct periodic reviews to ensure
	its satisfaction with SCI's pre-production services under each Product Plan. Upon reasonable notice, SCI will allow Apple, during SCI's normal business hours, to visit its facility to discuss and inspect the status of pre-production. Apple personnel on SCI's premises will be subject to the provisions of Section 22.3 (Personnel), below.

5.5	Acceptance of Pre-Production Deliverables.

	(a)	Apple, with such assistance from SCI, as specified in the
		Product Plan, will examine and test each Pre-Production Deliverable to determine whether it conforms to the Specifications for such Deliverable set forth in the Product Plan within ten (10) working days after delivery to Apple. Apple will either: (i) accept the Pre-Production Deliverable and so inform SCI in writing; or (ii) reject the Pre-Production Deliverable and provide SCI with a written detailed statement of errors. Notwithstanding the Pre-Production Schedule, Apple will not be obligated to pay for any Pre-Production Deliverable for which Apple has submitted to SCI a detailed statement of errors until such time as SCI has corrected such errors to Apple's reasonable satisfaction.

	(b)	If Apple provides SCI a statement of errors:  (i) SCI will, at
		its earliest convenience, correct all errors set forth in the statement of errors and redeliver the Pre-Production Deliverable to Apple within ten (10) working days after receipt of the statement of errors; or (ii) the parties will, within ten (10) working days after SCI's receipt of the statement of errors, negotiate in good faith the time permitted for such

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		correction.  Apple will, within ten (10) working days after any
		redelivery of a Pre-Production Deliverable, accept or reject the redelivery in accordance with Subsection 5.5(a) above.
		This process will be repeated until Apple either accepts the Pre-Production Deliverable or terminates this Agreement in accordance with Section 18 (Termination), below.

	(c)	If Apple fails to give a statement of errors within such ten
		(10) working day period, SCI may notify Apple that Apple must provide such a statement within ten (10) working days after Apple's receipt of SCI's notice. The Pre-Production Deliverables must be particularly described in any such notification. If Apple does not accept the Pre-Production Deliverable or provide SCI a statement of errors within such ten (10) day period, Apple will be deemed to have accepted the Pre-Production Deliverable.

5.6	Notice of Qualification.  After completing its Pre-Production Review
	and accepting all Pre-Production Deliverables with respect to a Product, Apple will give SCI a written notice of qualification, attaching to the notice any modifications to the Specifications or any additions thereto, as agreed between Apple and SCI. Such modifications and/or additions will be made part of the final Specification for such Product. SCI will not implement any change to the final Specification without Apple's prior written consent. Upon receipt of Apple's notice of qualification, SCI will be authorized to begin producing such Product for sale to Apple pursuant to the terms of this Agreement.

6.	MANUFACTURING SERVICES

SCI will accept Purchase Orders for Products, Service Units and/or Spare Parts issued in accordance with Section 11 (Forecasts, Orders & Adjustments), purchase materials for, assemble, test and package such Products, Service Units and/or Spare Parts on a turnkey basis in accordance with Apple's Specifications and Quality Requirements, and Deliver them to Apple in accordance with the terms of this Agreement. SCI will use only ISO 9002 manufacturing sites to perform services under this Agreement and will not subcontract assembly, testing or packaging services, or provide such services at any location other than Fountain, without Apple's prior written approval. Unless otherwise agreed in the Product Plan or in the IP License, SCI will provide all manufacturing technology, equipment, labor, materials and facilities necessary to perform the scope of work.

7.	MATERIALS MANAGEMENT

7.1	Initial Inventory of Materials and Components.

	(a)	Generally.  As part of the Stock Purchase Agreement, SCI will
		purchase from Apple, at Apple's Standard Cost, certain materials and components for consumption in Products forecasted for the first six months of the Initial Term (the "Initial Inventory"). Provided space is available at Fountain, any additional inventory owned by Apple and on-hand at Fountain on the Closing Date ("Additional Apple Inventory") will be kept

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	  	in a separate cage at Fountain without charge to Apple, or at
		Apple's option at an offsite location, and purchased by SCI as required on a just-in-time basis until such inventory is either consumed in Products or redeployed by Apple.

	(b)	Use of Initial Inventory and Additional Apple Inventory.  SCI
		will use the Initial Inventory and any Additional Apple Inventory before any materials or components purchased by SCI from any other source. SCI will provide Apple regular transactional reports showing its use of the SCI Purchased Inventory and Additional Apple Inventory. Apple will invoice SCI for Additional Apple Inventory used by SCI.

	(c)	Warranty.  Apple warrants that the Initial Inventory and
		Additional Apple Inventory purchased by SCI will meet the requirements of Apple's specifications for such materials and/or components for a period of twelve (12) months after SCI's purchase thereof. Apple will replace, or at Apple's option, refund the purchase price, of any Initial Inventory or Additional Apple Inventory purchased by SCI and found by SCI to be defective by SCI, provided that: (i) SCI gives Apple prompt written notice of such defect and returns the defective unit(s) to Apple using Apple's RMA procedure; and (ii) Apple will not replace or refund the purchase price of any Initial Inventory or Additional Apple Inventory that has been abused, damaged, altered or misused by someone other than Apple or that is defective as a result of external causes not caused by Apple.

	(d)	Apple's Obligation to Repurchase.

		Six (6) months after the Closing Date, Apple will repurchase, at the original purchase price without markup or carrying charges, any Initial Inventory that SCI has not already consumed in components or finished goods and that it will not consume in forecasted purchases during the next six (6) months of the Initial Term.

		Twelve (12) months after the Closing Date, Apple will repurchase, at the original purchase price without markup or carrying charges, any remaining Initial Inventory not consumed in components or finished goods. The parties will mutually agree upon a disposition plan for any Additional Apple Inventory remaining at the end of such twelve (12) month period, provided that Apple may, in its sole discretion, redeploy the material for any other purpose.

7.2	Open Vendor Purchase Orders.  On the Closing Date, Apple will assign to
 	SCI and SCI will assume any open purchase orders that Apple has issued to vendors for materials and components matching the Bill of Materials for Products and quantities on Apple's Initial Purchase Order, including purchase orders for Long Lead-Time Components, taking into consideration the quantity of such materials included in the Initial Inventory and Additional Apple Inventory.

7.3	Procurement of Materials.  To the extent the Initial Inventory, the
	Additional Apple Inventory do not contain sufficient quantities of materials and components to fulfill Apple's Purchase Orders, SCI will

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	purchase such materials and components directly from vendors authorized
	by Apple as set forth in Section 7.4, below.   The terms and conditions
	of SCI's purchase of such materials and components will be determined by agreement between SCI and the Apple Authorized Vendors. Apple will not be a party to these purchase transactions and SCI will be solely responsible for all payments for Procured Materials. To the extent provided in Apple's agreements with its Apple Authorized Vendors, SCI will receive the benefit of any third party provisions therein which are intended to apply to it and SCI will comply with such provisions. Apple agrees to provide SCI with advance notice in writing of such provisions.

	SCI will purchase Procured Materials using standard purchasing practices including, but not limited to, Economic Order Quantities, ABC Order Policies and long lead time component management.

	SCI will manage its inventory of Procured Materials in a manner:

	(i)	consistent with standard industry inventory management
		practices, including but not be limited to the use of Economic Order Quantities, ABC buy policies, and long lead-time component management; and

	(ii)	that will ensure that SCI can fill Apple Purchase Orders on a
		turnkey basis according to the agreed upon Lead Times and flexibility terms and obtain competitive prices for such materials and components.

7.4	Apple Authorized Vendors.  SCI will procure materials only from Apple
	Authorized Vendors. Apple will provide SCI with an Approved Vendor List/Preferred Vendor List for each phase of Product manufacture. All suppliers of Procured Materials will be considered tier two suppliers
	to Apple.   SCI will not change vendors without Apple's advance written
	approval. Apple's specification of vendors will not release SCI from any of its obligations for meeting the standards of workmanship or any other obligations it has under this Agreement.

7.5	Long Lead-Time Components.  Apple and SCI will identify any Long Lead-
	Time Components in writing in the Product Plan or at any time during the production of a Product. SCI will not purchase Long Lead-Time Components except as expressly approved by Apple in a letter of authorization which will be as binding as a Purchase Order for such Long Lead-Time Components.

7.6	Use of Proprietary Components.  SCI agrees to use Proprietary
	Components for the sole purpose of producing the Products, Service Units and Spare Parts for Apple and not for any other purpose. SCI agrees not to engage in, nor will it authorize others to engage in, the reverse engineering, disassembly or the decompilation of any Proprietary Components.

7.7	Reports.  Upon request, SCI agrees to provide Apple written reports on
	Procured Materials, current inventory and scheduling in the format specified by Apple. SCI will also authorize its suppliers to provide Apple information regarding the Procured Materials.

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7.8.	Packaging And Printed Materials.  All packaging, product graphics,
	instructional materials and other Apple-specified related print matter will be created, developed and produced in accordance with Apple's requirements as outlined in the Product Plan.

7.9	Operations Manager.  Each company will name a person to be a single
	point of contact to handle operational matters related to the day to day administration of this Agreement. The current operational contacts for each party are shown in Exhibit F.

8.	DESIGN, MATERIAL AND PROCESS CHANGES

8.1	At SCI's Request.  SCI will not change any Product, including any
	component, material or process used in manufacturing such Product, without obtaining Apple's prior written consent utilizing the process set forth in the Apple Vendor Request for Action Information Guide (P/N 080-0504-A). SCI's request will include any cost, schedule or other impact of such change. If Apple requests, SCI will also provide sample units of the modified Product for Apple's evaluation. Apple will approve or disapprove SCI's request within thirty (30) days after receipt.

8.2	At Apple's Request. Should Apple desire modifications in the design of
	a Product, Apple will submit a written Engineering Change Order ("ECO") to SCI. Within one (1) week after SCI's receipt of the ECO, SCI will advise Apple of any cost, schedule or other impact of such change, and will not implement any such change unless and until Apple has approved such impact writing.

8.3	Emergency Changes.  If Apple submits an emergency ECO clearly
	identified as such, SCI will implement such ECO as soon as possible; provided that SCI has advised Apple of and Apple has approved in writing any cost or other impact of such change.

8.4	Impact on Open Purchase Orders.  Unless Apple specifies otherwise in
	its written approval of changes pursuant to this Section, such changes will not impact any units already scheduled for Delivery as of the date of Apple's approval.

9.	QUALITY AND INSPECTION

9.1	Quality Requirements.  SCI will manufacture the Products in accordance
	with the Quality Requirements, including the Product-specific quality requirements set forth in the Product Plan and the Supplier Quality Requirements set forth in Exhibit C. SCI will provide Apple regular reports and analysis of its yields, DPM and PPM. SCI will also provide Apple, for Apple's review and approval, its corrective action procedures, defect containment plan, recall risks, repair capabilities and costs, business risk insurance, and known liabilities.

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9.2	Incoming Inspection.  Apple may inspect Product Delivered under this
	Agreement for deficiencies in workmanship or material either at the Delivery Point and/or at its destination. Apple may return defective or non-conforming Products to SCI at SCI's cost (using SCI's selected carrier) within thirty (30) days after Delivery in accordance with the agreed RMA procedure set forth in the Product Plan.

9.3	Ship to Stock/Ship to Distribution.  This Agreement and the Pricing
	Schedules are based on the assumption that SCI can produce the Products at quality levels suitable for shipment directly to Apple's distribution system. SCI's inability to achieve certification status as defined in Exhibit E, will create a significant increase in costs to Apple. SCI will develop a plan to meet such requirements and understands that failure to achieve certification status within a reasonable time frame may result in disqualification as an approved Apple supplier.

9.4	On-Site Inspections.  SCI acknowledges that it is essential for Apple
	to have periodic access to SCI's premises for the purpose of conducting inspections and/or audits under this Agreement, including, without limitation, audits of SCI's compliance with the Quality Requirements and with export and environmental laws. Upon reasonable notice, SCI will allow Apple, during SCI's normal business hours, to visit its facility to discuss and inspect its manufacturing processes, test the Products, review SCI's records, etc. Such inspections/audits and any testing done by Apple during them, will not relieve SCI of liability for Products later found to be defective or for SCI's failure to meet its obligations under this Agreement.

9.5	Agency Approvals.  Unless the parties agree otherwise in the Product
	Plan, Apple will be responsible for obtaining agency and regulatory approvals; provided, however, that SCI will provide Apple all information and assistance reasonably requested by Apple for the purpose of obtaining such approvals. If recertification is required due to changes to a Product requested by SCI, SCI may be required obtain and bear the cost of such recertification.

10.	PRICING

10.1	The Pricing Formula.  The unit price of each Product manufactured at
	Fountain will be determined using the pricing formula set forth in Exhibit B. SCI will provide Apple a price quote for each new Product proposed by Apple as set forth in Section 4.2, above. The unit price agreed upon by the parties will be set forth in the Pricing Schedule for such Product; provided, however, that such prices may vary in accordance with Section 10.2, below.

10.2	Labor Rates and Other Cost Adders.  The Labor Rate and Other Cost Adder
	components of the pricing formula are variable depending on the actual load at Fountain in each quarter of the Term, as follows:

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	The Labor Rate (for the Initial Products and any new Products) will be
	determined as set forth in Schedule 1 to Exhibit B based on the total number of "Applicable Labor Hours" during the quarter. "Applicable Labor Hours" is defined in Schedule 1 to Exhibit B.

	The Other Cost Adders (for the Initial Products and any new Products) will be determined as set forth in Schedule 2 to Exhibit B depending on the total number of "Applicable Units" manufactured by SCI during the quarter. "Applicable Units" is defined in Schedule 2 to Exhibit B.

	For purposes of pricing in Years 2 and 3 of the Initial Term of this Agreement, SCI will be responsible for a portion of the factory load if Apple's load falls below a hypothetical "Base Factory Load" defined in Schedules 1 and 2 to Exhibit B. This Base Factory Load is for pricing purposes only and does not represent a purchase commitment of any kind.

	Both the Labor Rates and Other Cost Adders for a given calendar quarter will be determined prospectively based on Apple's forecasts for upcoming quarter. At the end of the quarter, the Labor Rate and Other Cost Adders will be adjusted retrospectively to reflect the actual number of units manufactured by SCI and Standard Labor Hours expended by SCI during that quarter. Within ten (10) business days after the end of each calendar quarter, SCI will:

	(a)	provide Apple written verification of the actual volumes
		manufactured by SCI during the quarter, including: the number of units manufactured for Apple under the Agreement; the number of units manufactured at Fountain for Mac OS Licensees; the Apple Standard Hours (as defined in Schedule 1 to Exhibit B); and the Third Party Standard Hours (as defined in Schedule 1 to Exhibit B); and

	(b)	identify to Apple any overpayment or any underpayment resulting
		from a difference between Apple's forecasts and actual volumes during the quarter which shall be paid to either party, as appropriate, within thirty (30) days.

10.3	Standard Labor Hours.  When determining the number of hours required to
	assemble and test each new Product, SCI will use a methodology consistent with that used in quoting the Initial Product prices. This methodology is set forth in Exhibit B.

10.4	Procured Material Cost.  The Procured Material Cost for Initial
	Products will be based on the cost of materials purchased from Apple (Initial Inventory or Additional Apple Inventory) on a dollar for dollar basis. Thereafter, SCI will adjust the Procured Material Cost to the lowest prices available from its vendors according to the following schedule:

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	For Category A items:  immediately (will be credited retroactively at
			       end of month)
	For Category B items:  monthly
	For Category C items:  quarterly

	Where:

	Category A =	hard drives, CD-ROM drives, RAM, flat panel displays,
			MPUs and other strategic components added to Category
			A by agreement of the parties;
	Category B =	system sub-assemblies and ASICs;
	Category C =	all other components and materials.

	Upon repricing, a net adjustment will be made, by invoice to the appropriate party, to revalue on-hand inventory. Where, despite SCI's efforts, a supplier refuses to revalue on-order inventory effective immediately, the net adjustment will include those on-order units as well.

	Upon request, SCI will provide Apple the actual cost of specified materials used in its Products. With advance notice to SCI, Apple may renegotiate the price of any component or material, and/or delivery or other terms, with suppliers at any time. SCI will pass through to Apple, according to the above schedule, any cost reductions, including any rebates, discounts or other value received by SCI in connection with any component purchased for use in Apple's products or by leveraging Apple's volumes. Failure to do so will constitute a material breach and grounds for immediate termination, except for de minimus or accidental errors which are promptly remedied with interest (not to exceed 1% per month on all amounts not remedied within 15 days).

10.5	Tooling and NRE Costs.  SCI will quote tooling, NRE, and other one time
	costs separately, and will not incur any such cost without Apple's prior written approval. Apple will pay only those tooling costs and NRE actually incurred by SCI, without markup, and will have the option to amortize its payments over a reasonable period of time or number of units to be agreed by the parties. SCI will substantiate all such costs, which will not exceed the initial agreed estimate unless due to changes requested by Apple.

10.6	Product Cost Reviews.

	(a)	Apple and SCI will agree upon cost reduction goals with stair
		step costs reductions to be implemented over an agreed upon period of time. These goals will be set forth in the Product Plan.

	(b)	SCI will meet with Apple every three (3) months during the Term
		to review the existing Product cost and establish a plan to pursue all reasonable cost reduction opportunities.

10.7	Most Favored Customer Pricing.  SCI hereby warrants that at no time
	will the prices charged Apple for any Product under this Agreement exceed the prices offered other customers on similar terms and conditions.

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10.8	Taxes.  The prices set forth in the Price Schedules are exclusive of
	state or local sales, use, excise or similar taxes, which, if applicable, will be paid by Apple.

10.9	Reports.  SCI will provide Apple monthly reports within ten (10)
	business days after the end of each month, and quarterly reports within ten (10) business days after the end of each of calendar quarter showing: (i) the number of Standard Labor Hours actually expended at Fountain for third parties during such month or quarter; and (ii) the number of Mac OS Systems and boards for Mac OS Systems manufactured at Fountain for third parties during such month or quarter.

10.10	Royalties.  Unless stated otherwise in a Product Plan, SCI will have no
 	obligation to collect and pay separate royalties to any third party (except those royalties contained within a vendor's product price).

11.	FORECASTS, ORDERS & ADJUSTMENTS

11.1	Forecasts.  Apple will provide SCI, every calendar month during the
	Term, a forecast covering the period of six (6) calendar months beginning with the month in which such forecast is provided. Such forecast will specify the number of units of the Products which Apple anticipates purchasing during such six (6) month period. Such forecasts will be non-binding and will not be regarded as a commitment to purchase by either party.

11.2	Purchase Orders.  Apple will order Products by issuing monthly Purchase
 	Orders to SCI on a rolling four month basis, in writing or by electronic means, in accordance with the applicable Lead Time(s). To be effective, all Purchase Orders must reference this Agreement and contain the following terms, summary of initial P.O. attached as Exhibit _________.

	(a)	description of the Products to be purchased, including Apple's
		part number;

	(b)	quantity to be purchased;

	(c)	delivery instructions, including routing, delivery schedule and
		destination; and

	(d)	confirmation of price.

	SCI will accept Apple Purchase Orders within five (5) working days after it receives them. Failure to deliver an acknowledgment to Apple within such five (5) day period will be deemed acceptance. Only terms
	(a) - (d), above, and the terms of this Agreement will apply to orders for Products, even if Apple's Purchase Order and/or SCI's acknowledgment form contains other terms and conditions. In the case of conflict between this Agreement and any Purchase Order, the terms of this Agreement will prevail. Any remedies at law or equity not specifically disclaimed or modified by this Agreement remain available to both parties.

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11.3	Authorized Purchasing Locations.  SCI agrees to accept and act upon
	only those Purchase Orders received from the following authorized purchasing locations:

	Apple Computer, Inc.		Apple Computer Limited
	One Infinite Loop		Holly Hill Industrial Estate
	Cupertino, CA 95014		Cork City, Ireland

	Apple Computer Limited		Apple Computer B.V.
	7 Ang Mo Kio Street 64		P.O. Box 600
	Singapore 569086		7300 AP, Apeldoorn,
					The Netherlands

	Apple Computer, Inc.		Apple Computer, Inc.
	2911 Laguna Blvd.		20400 Stevens Creek Blvd.
	Elk Grove, CA 95832		Cupertino, CA 95014

	Apple Computer, Inc..
	900 E. Hamilton Avenue
	Campbell, CA  95008

	The above list of authorized purchasing locations may revised by Apple from time to time by written notice to SCI.

11.4	Order Adjustments.
	Apple may increase, decrease or reschedule the number of units under a particular purchase order as follows:

	For PCBA Orders:
		Adjustments Made	Permissible Adjustment*
		Within 30 Days* 	up to 25%
		31 to 45 Days 		up to 50%
		46 to 60 Days 		up to 75%
		60+ Days 		up to 100%+

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	For FATP Orders:
		Adjustments Made	Permissible Adjustment**
		Within 7 Days*:		negotiated
		8 to 14 Days 		up to 25%
		15 to 21 Days 		up to 50%
		22+ Days 		up to 100%+

	*	"Days" means the number of calendar days between Apple's order
		adjustment and the scheduled Delivery date.

	** 	"Adjustment" means the percentage of units ordered for Delivery
		on such Delivery Date that Apple may add to the order, delete from the order or reschedule for later delivery.

	Contingent on availability of materials and labor, SCI will supply increased units on the originally scheduled Delivery date.

	If Apple reschedules the Delivery date under a particular Purchase Order more than sixty (60) days after the original Delivery date, Apple will pay SCI an inventory carrying charge equal to 1% of the actual cost of affected inventory held by SCI on the last day of each month thereafter, provided that SCI will use every effort to mitigate such carrying charges to Apple by, without limitation, canceling or delaying orders, returning components and utilizing components in other products currently produced by SCI at any of its sites.

	Apple will be responsible for:

	(i)	any overtime charges required to meet Apple's needs where Apple
		requires greater flexibility than is permitted above; and

	(ii)	any vendor premiums required to meet Apple's flexibility needs,
		provided that such premiums are incurred due to circumstances beyond SCI's control; provided that SCI will use every effort to minimize such charges or premiums and will advise Apple of any such charges or premiums in advance so that Apple may choose whether to incur the additional cost in order to achieve the desired flexibility.

11.5	Configuration Changes.  Subject to availability of materials, Apple may
	change the configuration of quantities under a particular Purchase Order at any time without penalty; provided that SCI may adjust the cost of such quantities pursuant to the terms of Section 10, above.

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11.6	Cancellation of Purchase Orders. Apple may cancel any Purchase
	Order(s), in whole or in part, on thirty (30) days notice to SCI, provided that Apple will reimburse SCI for costs actually and reasonably incurred by SCI, including the actual cost of materials and components for the ordered quantity and material adders therefore (as set forth in Exhibit B "Other Cost Adders"), as the result of such cancellation, but not profit or opportunity cost. Both parties will undertake reasonable measures to mitigate the costs of termination.

11.7	Lead Time Reduction Program.  SCI and Apple will meet periodically to
	discuss options to effect reductions in Lead Times to allow improved flexibility in ordering and delivery. The agenda for each meeting will include identification of such options, schedules for determination of associated cost and schedules for implementation.


12.	DELIVERY, TITLE, CARRIER & RISK OF LOSS

12.1	Delivery.  SCI will Deliver the total number of units ordered in a
	particular Purchase Order to the Delivery Point on or before the date specified in such Purchase Order, subject to the provisions of Section
	11.4 above.

12.2	Carrier; Risk of Loss.  SCI will use Apple's Preferred Carrier(s) for
	Delivery, provided that if Apple does not designate a preferred carrier, SCI may select a common carrier at its discretion. All shipments will be FOB point of shipment, with title and risk of loss or damage passing to Apple upon Delivery to the Delivery Point.

12.3	Failure to Meet Delivery Date.

	In addition, and without prejudice to any other rights or remedies available to Apple under law or otherwise:

	(a)	If a Delivery is or will be late by one or more days, provided
		late delivery was not caused by Apple, SCI will pay the incremental cost associated with air freighting the order to Apple.

	(b)	If SCI fails to Deliver all or part of any order within five
		(5) days after the Delivery date specified in the Purchase Order, Apple may, without prejudice to any other rights or remedies available to Apple under law or otherwise, terminate the late portion of the Purchase Order without cancellation charges. The canceled units will be credited against Apple's Percentage Volume Commitment. With respect to the portion of a Purchase Order not terminated, if any, the unit price will not change and SCI will otherwise continue performance under this Agreement.

	(c)	If SCI fails to deliver all or part of an order within thirty
		(30) days after the Delivery date specified in the Purchase Order, Apple may, without prejudice to any other rights or remedies available to Apple under law or otherwise, terminate

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	 	the Purchase Order without cancellation charges and purchase
		substitute products from another source; provided that, prior to such cancellation, Apple will provide SCI the opportunity to manufacture and deliver the Product within thirty (30) days from any other SCI facility or to subcontract the effort to another source approved by Apple for delivery within such thirty (30) day period. SCI will reimburse Apple for the difference between the price of the products and the price paid by Apple for substituted products. Any such substitute products will be credited against Apple's Percentage Volume Commitments. With respect to the portion of a Purchase Order not terminated, if any, the unit price will not change and SCI will otherwise continue performance under this Agreement.

13.	PAYMENTS

Apple will pay SCI for quantities of Product Delivered to Apple net thirty (30) days from the date of SCI's invoice, provided that the date of the invoice will be no earlier than the Delivery date for such quantities. Apple's payment of SCI's invoice will not constitute final acceptance of the Product and is subject to adjustments for errors, shortages and defects. Unless otherwise agreed by the parties, payment will be made by telegraphic transfer to a bank account designated by SCI. Neither party will have the right of offset of set off. At its option, five (5) working days after written notice to Apple, SCI may impose a late payment fee of up to one percent (1%) per month on all amounts past due by more than fifteen (15) days. Both parties agree to work diligently to resolve any discrepancies involving invoices.

14.	SERVICE UNITS, SPARE PARTS & SERVICE DOCUMENTATION

14.1	Purchase of Spare Parts and Service Units.  Apple or its designee may
	purchase Service Units and Spare Parts during the period beginning at the Product's initial production and ending seven (7) years after SCI's last shipment of such Product to Apple (even if after expiration of the Agreement). Such purchases will be governed by the applicable terms and conditions of this Agreement. Lead Times for Service Units and Spare Parts during production will be no greater than the then prevailing Lead Time for the Product. In an emergency, SCI will, contingent on availability of labor and components, Deliver Service Units and Spare Parts for Products in production within three (3) days; provided that SCI will advise Apple of any cost, schedule or other impact of such short lead time in advance of Delivery and will not Deliver such Service Units or Spare Parts unless Apple approves such impact in writing. Apple acknowledges that after production, Lead Times for such Service Units and Spare Parts may increase, though they will at all times during such period be reasonable given the availability of materials and labor.

14.2	Allocation of Components.  If SCI does not have sufficient inventory of
	Procured Materials to satisfy Apple's Purchase Orders for Service Units and Spare Parts and open Purchase Order for Products, Apple may divert components allocated for production of Products and Service Units to
	Spare Parts production.   The extent such diversion of components
	causes additional actual labor cost to SCI and/or scheduled delivery delays, such impacts will be equitably negotiated between the parties.

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14.3	Tear-Down of Completed Product.  If after a reasonable attempt to re-
	allocate components pursuant to Section 14.2 above, Apple is required to tear down completed Product or Service Units to obtain Spare Parts to repair units in the field, SCI will accept return of the incomplete Products or Service Units, freight collect, to SCI's designated repair facilities, promptly repair the units and return the units to Apple freight prepaid. Apple will be obligated to pay SCI the reasonable costs incurred by SCI in making the repairs, including SCI's freight cost and profit as set forth in Exhibit B.

14.4	Packaging.  Unless otherwise agreed by the parties, Service Units will
	be packaged with electronic static discharge protection and will be individually packaged in accordance with Apple's Packaging Specification (P/N 062-0087) attached as a part of Exhibit A. Unless otherwise agreed by the parties, all other Spare Parts will be packaged in bulk form with Apple's Spare Part description, part number, and quantity identification on the outside of a bulk container approved by Apple. SCI will provide one packing slip for each shipment of Service Units and Spare Parts on Purchase Orders submitted by Apple. This packing slip will be located on the outside of each shipping box and will list: (a) Apple's and SCI's part number and the quantity for each Service Unit and Spare Part shipped; and (b) the Purchase Order number. The Purchase Order number should also appear on the shipping label for each separate carton shipped, and all packages of individual Service Units and Spare Parts in a carton should be clearly indicated and marked with Apple's part number.

14.5	Service Documentation and Tools.  SCI will provide Apple reasonably
	complete and accurate Service Documentation as specified in the Product Plan to assist Apple or an approved third party in the preparation of materials for servicing, repairing and inspecting the Products. SCI will also provide Apple any Service Software or other tools or fixtures specified by the parties in the Product Plan, provided that Apple may be required to pay for materials and components used in such tools or fixtures at prices set forth in such in such Product Plan.

15.	WARRANTIES

15.1	Pass Through Warranties:  SCI will purchase and pass through to Apple
	material and workmanship warranties on Procured Materials specified by Apple in the Product Plan, including without limitation product liability warranties, so that Apple may, at its option, take warranty claims directly to the vendors of such Procured Materials, rather than make such claims through SCI. If such action by Apple will impact SCI's cost or delivery schedule, such cost or schedule will be equitably
	adjusted.   SCI will also establish a process permitting Apple to
	purchase components and materials and procure out-of-warranty repairs directly from such vendors. Such vendors will keep SCI apprised of Apple's returns and business requirements. Apple's direct relationship with any such vendor will not release SCI from any of its obligations under this Agreement.

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15.2	Epidemic Failure Warranty.  If a Product demonstrates an Epidemic
	Failure within three (3) years of the date of manufacture, SCI will promptly repair the affected Product or Service Unit, replace it with a functionally equivalent product or service unit, or credit Apple an amount equal to the purchase price. SCI will also (i) pay freight in and out; and (ii) reimburse Apple for reasonable direct costs associated with the Epidemic Failure, including without limitation labor costs associated with diagnostics, removal of Service Units and repair or replacement by Apple or Apple's service provider.

	The Formula for determining when an Epidemic Failure is set forth in the Product Plan for each Product attached to Exhibit A.

	Apple will notify SCI whenever an Epidemic Failure is identified or suspected and work with SCI to develop a recovery plan, which may include a preventative action plan if appropriate under the circumstances. The recovery plan actually implemented by Apple is in Apple's sole discretion; provided, however that (i) Apple and SCI will work together to minimize costs associated with Apple's recovery plan as much as possible without compromising Apple's ability to aggressively respond to its customer's needs; and (ii) SCI will reimburse Apple only for reasonable direct costs incurred by Apple in implementing that portion of the recovery plan associated with the
	Epidemic Failure.   SCI shall not be responsible for Epidemic Failures
	caused by Apple's specifications, instructions, drawings, or designs.

15.3	Optional Product Warranty.

	In addition to the Epidemic Failure warranty provided under Section 15.1, above, Apple will have the option to purchase a fifteen (15) month warranty of materials and workmanship (a "Product Warranty") for any or all Products under this Agreement at a price not to exceed one-half of one percent (.5%) of the unit price of the warranted Product. Apple may exercise its option to purchase a Product Warranty for a particular Product by giving notice to SCI at any time before such Product is shipped to Apple. The agreed price of the Product Warranty will be set forth in the Product Plan for such Product.

	SCI represents and warrants to Apple that each Product for which Apple purchases a Product Warranty (a "Warranted Product") will be free from defects in workmanship and materials for fifteen (15) months from the date SCI shipped such Product to Apple. The Product Warranty will not apply to any Warranted Product that has been abused, damaged, altered or misused by someone other than SCI or that is defective as a result of causes external to the Product and not caused by SCI or caused by Apple supplied materials. A Warranted Product will be considered to be free from defects in workmanship if it was manufactured in accordance with SCI's manufacturing workmanship standards and conforms to the Specifications and Quality Requirements for such Warranted Product.

15.4 	Repair Under Product Warranty.  If SCI breaches the Product Warranty,
	Apple may return the defective subassembly/field replaceable unit to SCI for prompt repair or for replacement with a functionally equivalent

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	 subassembly or field replacement unit, at SCI's option.  SCI will
	issue a return authorization to Apple within two (2) days after receipt of Apple's warranty claim. Apple will return such Product, freight prepaid, to the factory or service center designated by SCI in its return authorization. SCI will promptly repair or replace such units at SCI's expense and deliver the repaired or replaced units to Apple FOB destination, freight prepaid by SCI. Repaired or replaced Product will carry the same Product Warranty for the balance of the original warranty period. If SCI is unable to repair or replace a unit within forty five (45) days of receipt, SCI will refund to Apple the purchase price for that unit unless Apple has approved a repair or replacement after such forty five (45) day period. SCI may sell any units repaired after such forty five (45) day period to Apple to fulfill Apple's P.O.'s for Service Units or Spare Parts.

15.5	Tracking Product and Epidemic Failure Warranties.  SCI will (i) develop
	and maintain a system for tracking the date each unit of each Product was manufactured and shipped to Apple so that the parties may identify Product covered by the Product Warranty and the Epidemic Failure Warranty; and (ii) make such information available to Apple upon Apple's request. SCI's tracking system will be subject to Apple's approval and will be maintained at least one-hundred and twenty (120) days after termination or expiration of this Agreement.

15.6	Regulatory Compliance.  SCI will comply with all applicable laws and
	regulations in performing its services under this Agreement.

15.7	Notice of Non Compliance.  If SCI discovers or suspects that any Apple
	Product fails to comply with any applicable consumer product or electrical safety rule or contains a defect that could create a substantial product or electrical hazard, SCI will notify Apple immediately and supply Apple with information concerning the nature and extent of the defect involved and the nature and severity of injuries or potential injuries related to the particular Product. SCI will notify Apple immediately of any claim made or proceeding commenced a gainst it arising out of its activities under this Agreement.

15.8	Limitation of Warranty.

	(a)	All claims for breach of Product Warranty or Epidemic Failure
		Warranty must be received by SCI no later than thirty (30) days after the expiration of the warranty period;

	(b)	THE WARRANTIES IN THIS SECTION ARE THE ONLY WARRANTIES GIVEN
		BY SCI. SCI MAKES, AND APPLE RECEIVES, NO OTHER WARRANTY EITHER EXPRESS OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE ARE EXPRESSLY DISCLAIMED AND EXCLUDED.

	(c)	UNLESS EXPRESSLY AGREED TO BY SCI IN WRITING, SCI MAKES NO
		WARRANTY THAT A PRODUCT WILL (I) MEET ANY SPECIFICATION NOT MAKE KNOWN TO SCI, OR (II) RECEIVE THE APPROVAL OF OR BE

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		CERTIFIED BY UNDERWRITERS LABORATORY, ANY FEDERAL, STATE,
		LOCAL OR FOREIGN GOVERNMENT AGENCY (INCLUDING WITHOUT LIMITATION THE FEDERAL COMMUNICATIONS COMMISSION) OR ANY OTHER PERSON OR ENTITY. COMPANY ASSUMES NO RESPONSIBILITY FOR OBTAINING SUCH APPROVALS OR CERTIFICATIONS, OR FOR MEETING ANY SPECIFICATIONS BEYOND THOSE INCLUDED IN APPLE'S SPECIFICATIONS.

15.9	No Waiver.  Apple's approval or acceptance of any Products which do not
	meet the Specifications will not relieve SCI of its warranty obligations under this Section 15.

15.10	Apple warrants the accuracy and completeness of the drawings,
	specifications and documentation provided to SCI for the manufacture of components and products.

16.	INDEMNIFICATION

16.1	Indemnity by SCI.  SCI will, at SCI's expense, indemnify, hold harmless
	and, at Apple's request, defend Apple any of its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with a third party claim that: (i) a Product caused injury or damage to a person or property; or
 	(ii) that a Product, material or component provided or procured by SCI, or SCI's manufacturing process infringes any patent, copyright, trade mark right, trade secret, mask work right or other proprietary right of any third party; provided, however, that SCI will have no liability under this Section 16.1 to the extent such infringement is attributable to the incorporation of designs or materials provided by Apple into the Product.

16.2	Indemnity by Apple.  Apple will, at Apple's expense, indemnify, hold
	harmless and, at SCI's request, defend SCI any of its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with a third party claim that a Product infringes any patent, copyright, trade mark right, trade secret, mask work right or other proprietary right of any third party to the extent that such claim is attributable to SCI's incorporation of designs or materials provided by Apple into the Product.

16.3	Legal Compliance.  Each party will defend, indemnify, and hold the
	other party harmless from any loss, cost, or expense directly resulting from the first party's violation of any law, rule, regulation or ordinance of the United States, any state, or any other governmental agency in the performance of this Agreement.

16.4	Conditions.  A party's obligation to indemnify the other under this
	Section 16 is conditioned upon and subject to: (a) the indemnified party giving the indemnifying party reasonably prompt notice in writing of any such suit and permits the indemnifying party through counsel of its choice, to answer the charge of infringement and defend such claim or suit; (b) the indemnified party provides the indemnifying party

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	information, assistance and authority, at the indemnifying party's
	expense, to enable such party to defend the suit; and (c) the indemnifying party will not be responsible for any settlement made by indemnified party without its prior written consent. The indemnifying party agrees not to disclose or publicize the terms of any settlement of a suit against the indemnified party without first obtaining the such party's written permission.

17.	CONFIDENTIALITY

	Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect its own like information, but at a minimum, with a reasonable degree of care. Neither party will use the other's Confidential Information for purposes other than those necessary to perform this Agreement and only employees of the receiving party who have a need to know such Confidential Information will have access thereto. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party.

18.	TERMINATION

18.1	Termination for Cause.

	(a)	Either party may terminate this Agreement effective immediately
		upon written notice to the other (i) for a material breach by such other party not cured within thirty (30) days after written notice of such breach; or (ii) if the other party admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a portion of the parties assets.
	(b)	Apple may terminate this Agreement effective immediately upon
		written notice to SCI if SCI materially breaches its obligation of confidentiality under Section 17.

18.2	Termination Without Cause.  After the Initial Term, but not during such
	Term, either party may terminate this Agreement without cause by giving the other ninety (90) days advance written notice.

18.3	Effect of Termination For Cause.  Upon termination of this Agreement:

	(i)	SCI will, to the extent and at times specified by Apple, stop
		all work on outstanding Purchase Orders, incur no further direct costs, and protect all property in which Apple has or may acquire an interest. Apple will have the option to request that SCI complete work in progress pursuant to any Purchase Orders open on the date of termination;

	(ii)	Apple will compensate SCI for all Product delivered and accepted
		by Apple; and

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	(iii)	SCI will deliver to Apple and Apple will purchase from SCI, at
		SCI's Standard Cost, any usable Unique Components in SCI's inventory of the date of termination that were purchased to fulfill firm Purchase Orders or pursuant to a Letter of Authorization from Apple.

	(iv)	Each party will return to the other, freight collect, all
		materials that contain the other's Confidential Information, or if the other party gives written instructions to do so, destroy all such materials and provide the other a written certificate of destruction within thirty (30) days after such destruction;

	Notwithstanding any termination of this Agreement, the obligations of the parties under Sections 1, 3.4, will remain in effect.

18.4	Inventory Indemnification.

	18.4.1	Upon expiration of this Agreement or termination of this
		Agreement for cause by SCI or for convenience by Apple after the Initial Term, Apple will be responsible for:

		(i)	all work-in-process at receipt of the notice of
			termination or intent not to renew; and

		(ii)	all procured materials purchased to fill a Purchase
			Order or authorized by Apple in a letter of Authorization to be purchased by Customer which are on hand or on order at receipt of the notice of termination or intent not to renew. Items (i) and (ii) are referred to as the "Termination Inventory".

	18.4.2	SCI will make every reasonable effort to use the Termination
		Inventory on other current customer programs, will cancel all outstanding material orders with vendors, and will attempt to return piece parts to vendors with Apple's prior approval. Apple will be responsible for costs, charges and fees actually incurred by SCI to cancel or return any portion of the Termination Inventory to vendors and, upon mutual agreement, the cost to modify the procured material for other programs.

	18.4.3	With thirty (30) days from termination or cancellation, SCI
		will invoice, and Apple will purchase, the Termination Inventory remaining after vendor cancellations and returns and after other program use, as follows: (i) for Procured Material Inventory and authorized long lead time components, at SCI's standard cost, plus a reasonable handling charge; (ii) for WIP, at a reasonable pro rata percentage of the finished Product purchase price; and (iii) for finished Product, at the purchase price in effect at termination or cancellation. With Apple's prior approval, Apple will be responsible for any substantiated negative price differential between the price SCI paid for the Procured Material and authorized long lead time components and the price at which SCI was able to return and/or utilize the items on other programs. SCI will credit Customer for any positive price differentials.

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18.5	Limited License to Manufacture and Distribute.  See Section 7 of the IP
	License.

19.	LIMITATION OF LIABILITY

EXCEPT PURSUANT TO SECTION 16 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT,
TORT OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION LOST PROFITS AND OPPORTUNITY DAMAGE TO ASSOCIATED EQUIPMENT, COST OF
CAPITAL, FACILITIES, SERVICE, OR REPLACEMENT POWER, DOWNTIME COSTS, OR CLAIMS OF EITHER PARTY'S CUSTOMERS FOR SUCH DAMAGES, WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

20.	PROPERTY FURNISHED BY APPLE

Apple will retain title to and beneficial ownership of any tools, dies, molds, jigs, patterns, hobs, computer equipment, electrodes, punches, artwork, screens, tapes, templates, machinery, test equipment, fixtures, gauges, Apple Proprietary Technology, Specifications, drawings or other documents or data furnished, paid for or charged to Apple. While in SCI's possession, SCI will hold such property in trust for Apple and maintain and preserve such property for Apple's benefit for a period of seven (7) years following termination of this Agreement. SCI will clearly mark all of Apple's property its possession "Property of Apple Computer, Inc." (or substantially similar marking) and will not use such property for any purpose other than to perform the services under this Agreement without Apple's prior consent. SCI will keep an up to date inventory of all Apple property in its possession and provide a copy to Apple upon Apple's request. Apple may, on forty-eight (48) hours prior notice, require that SCI return some or all of such property and, if it does so, SCI will immediately deliver all such property to Apple or, in Apple's discretion, permit Apple to take possession of such property wherever it is situated. If Apple requires that SCI return of any Apple-owned property that is required to manufacture and deliver a Product, SCI will be relieved of its obligation to supply such Product to Apple.

21.	EXPORT/IMPORT COMPLIANCE

21.1	Export Controlled Commodities, Technical Data and Software.  This
	Agreement is subject to all laws, regulations, orders or other limitations on the export and re-export of commodities, technical data and software. The parties hereby agrees that they will not export, re-export, resell or transfer any export controlled commodity, technical data or software (i) in violation of such limitations imposed by the United States or any other appropriate national government authority, or (ii) to any country for which an export license or other governmental approval is required at the time of export, without first obtaining all necessary licenses or other approvals. SCI will make records of all export transactions available to Apple upon Apple's written request in order to permit Apple to confirm SCI's compliance with its obligations under this Section.

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21.2	Exporter of Record.  Unless the parties agree otherwise in the Product
	Plan for particular Product(s), Apple will be the Exporter of Record for all such Products manufactured at Fountain and Delivered to Apple or its designee outside of the United States. The Exporter of Record will be responsible for obtaining necessary export licenses and other government approvals required for export, and for preparing export documentation such as commercial invoices, shipper's export declarations, and international waybills. Each party agrees to comply fully with the export control laws of the United States and with the U.S. Export Administration Regulations and the U.S. Arms Export Control Act when acting as the Exporter of Record.

21.3	Certificates of Delivery.  Upon Apple's request and at SCI's expense,
	SCI will provide Apple: (i) Certificates of Delivery to Apple for Products imported into the United States by SCI and Delivered to Apple in the United States as imported goods; and (ii) Certificates of Manufacture and Delivery for Products imported and then further manufactured by SCI and Delivered to Apple in the United States as imported goods. Each Certificate will describe the imported merchandise and reference both Apple's and SCI's Part Numbers. Apple will use the Certificates only for the purpose of obtaining duty drawbacks.

21.4	Country of Origin Marking.  SCI certifies that articles manufactured
	by SCI, or repacked by SCI, will conform with the U.S. Customs Marking requirements as stated 19 U.S.C. 1304 and 19 CFR Part 134.

21.5	NAFTA.  SCI agrees to review, upon Apple's request, North American Free
	Trade Agreement (NAFTA) eligibility of products or material shipped directly from SCI to NAFTA qualifying country (eg: U.S., Canada or Mexico). Apple agrees to cooperate in providing information reasonably required by SCI to evaluate NAFTA eligibility of Products. When products are shipped directly from SCI's facility to a qualifying NAFTA country, SCI will generate the supporting NAFTA certificate of origin for the importer in such qualifying country. In addition, SCI agrees maintain documentation in support of all NAFTA certificates issued. When goods are shipped to an Apple facility in the U.S., SCI agrees to supply Apple, upon Apple's request, with a statement of NAFTA qualification and maintain documentation in support of such statement.

22.	GENERAL TERMS

22.1	Force Majeure.  Neither party will be deemed in default of this
	Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than thirty (30) days.

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22.2	Relationship of the Parties.  Each of the parties will at all times
	during the Term act as, and will represent itself to be, an independent contractor. Neither party will have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party whether express, implied, by appearance or otherwise to bind the other party in any respect whatsoever.

22.3	Personnel:  SCI's employees, consultants, contractors and agents will
	observe the working hours, working rules and holiday schedule of Apple while working on Apple's premises. Apple employee, et, consultants, contractors and agents will observe the working hours, working rules and holiday schedule of SCI while working on SCI's premises.

22.4	Assignment.  The rights and liabilities of the parties hereto will bind
	and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, neither party may assign or delegate its obligations specified under this Agreement either in whole or in part, without the prior written consent of the other, which will not be unreasonably withheld. Any attempted assignment in violation of the provisions of this Section will be void.

22.5	Insurance.  Before beginning the scope of work under this Agreement,
	SCI will deliver to Apple's Corporate Procurement Department, (1 Infinite Loop, M/S: 36PO, Cupertino, CA 95014-2084) a Certificate of Insurance which shows the coverage specified below, and which provides a thirty (30) day notice period for cancellation or reduction in coverage or limits, and will maintain such insurance throughout the
	Term:

	(a)	Comprehensive General Liability, including Products/Completed
		Operations and Advertising Injury Liability, with limits not less than $1,000,000 combined single limit per occurrence;

	(b)	Umbrella Liability, including Products/Completed Operations
		with limits not less than $5,000,000 combined single limit per occurrence;

	(c)	Automobile Liability with limits not less than $500,000 single
		limit of liability per occurrence bodily injury and property damage combined;

	(d)	Workers Compensation and Employers Liability in compliance with
		all statutory regulations in the state where the work is being done.

	(e)	Property Insurance covering (i) any Apple property in its
		possession or control, including but not limited to any equipment, software, tooling or materials, against all loss and damage (at replacement value); and (ii) any Apple product manufactured only by SCI against "all risk" including business interruption and extra expense; limit dependent on size of exposure to loss; contingency plan needs to be addressed.

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22.6	Trademark Usage.  SCI will not, without Apple's prior written consent,
	use any Apple trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose, including, but not limited to, use in connection with any SCI products, promotions, advertisements or Exhibitions.

22.7	Publicity.  Unless otherwise agreed by the parties in writing, no press
	releases, conferences, interviews or other public announcements, in whatever form, will be made or given by either party in relation to this Agreement.

22.8	No Third-Party Beneficiaries.  This Agreement is for the sole benefit
	of Apple and SCI and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person, other than Apple and SCI and such assigns, any legal or equitable rights hereunder.

22.9	Severability.  If for any reason a court of competent jurisdiction
	finds any provision of this Agreement or portion thereof to be unenforceable, that provision of this Agreement will be enforced to the maximum extent permissible to effect the intent of the parties and the remainder of this Agreement will continue in full force and effect.

22.10	No Waiver.  All rights and remedies conferred under this Agreement or
	by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

22.11	Notices.  All notices required or permitted under this Agreement will
	be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
	(l) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to addresses set forth below or such other address as may be designated by a given party by giving written notice to the other party pursuant to this Section.

	Apple:				SCI:
	Sr. Vice President,		President, Chief Operating Officer
	Worldwide Operations		SCI Systems, Inc.
	Apple Computer, Inc.		2101 W. Clinton Avenue
	1 Infinite Loop			Huntsville, AL 35807
	Mail Stop 75-6KC
	Cupertino, California  95014	With a copy to:
					SCIVP, Plant Manager
	With a copy to General Counsel,	Plant 22
	at the same address, MS 75-8A

22.12	Governing Law.  This Agreement will be governed by and construed
	according to the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents, except for that body of law relating to

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	conflict of laws. Any litigation or other dispute resolution between
	the parties relating to this Agreement will take place in the Northern District of California. The parties consent to the personal jurisdiction of and venue in the state and federal courts within that District.

22.13	Interpretation. This Agreement has been negotiated by the parties and
	their respective counsel. This Agreement will be fairly interpreted according to its terms and without any strict construction in favor of or against either party. The headings and captions are included for reference purposes only and do not affect the interpretation of the provisions hereof.

22.14	Equitable Relief.  Because SCI will have access to and become
	acquainted with Confidential Information of Apple, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, both parties agree that, in addition to any other remedy available to Apple at law or in equity, the confidentiality provisions of this Agreement will be enforceable under the provisions of the California Uniform Trade Secrets Act, California Civil Code Section 3426, as amended.

22.15	Guarantee of Performance.  SCI Systems, Inc. and Apple Computer, Inc.
	hereby absolutely and unconditionally guarantee the performance of their respective subsidiaries and affiliates under the terms of this Agreement, including without limitation the payment of all moneys due in a timely manner. Apple's and SCI Systems, Inc.'s overseas subsidiaries and affiliates shall either reference this Agreement on the face of the Purchase Orders or shall provide written acknowledgment that any Purchase Orders issued by the overseas subsidiary or affiliate shall be governed by this Agreement.

22.16	Complete Agreement.  This Agreement, including all Exhibits, all
	Addenda thereto and Specifications and Quality Requirements identified therein, and all Purchase Orders issued hereunder, constitutes the entire Agreement between the parties in connection with the subject matter hereof, and terminates and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

APPLE COMPUTER, INC.			SCI SYSTEMS, INC.

BY:  /s/ G. Fred Forsyth		BY:  /s/ David F. Jenkins
NAME:  G. Fred Forsyth			NAME:  David F. Jenkins
TITLE:   Senior Vice President		TITLE:  Senior Vice President






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